================================================================================

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or 240.14a-12

                             FONIX/TM/ CORPORATION
 ...............................................................................
                  (Name of Registrant as Specified in Charter)

 ...............................................................................
    (Name of Person(s) Filing Proxy Statement If Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:
           ....................................................................
     2)  Aggregate number of securities to which transaction applies:
           ....................................................................
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
           ....................................................................
     4)  Proposed maximum aggregate value of transaction:
           ....................................................................
     5)  Total fee paid:
           ....................................................................

[ ]  Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:................................................
     2)  Form, Schedule or Registration Statement No............................
     3)  Filing Party:..........................................................
     4)  Date Filed:............................................................

                             FONIX/TM/ CORPORATION
                             1225 Eagle Gate Tower
                          60 East South Temple Street
                           Salt Lake City, Utah 84111

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 30, 1998

To the Shareholders:

     Notice is hereby given that a special meeting (the "Special Meeting") of the shareholders of fonix/tm/ corporation (the "Company") will be held at 600 West Cummings Park, Suite 4500, Woburn, Massachusetts 01801, on Monday, November 30, 1998, at 6:00 p.m., E.S.T. for the following purposes, which are discussed in the following pages and which are made part of this Notice:


     1. To approve a series of transactions pursuant to which the Company has issued its Series D 4% Convertible Preferred Stock and Series E 4% Convertible Preferred Stock to seven institutional investors, which preferred stock may be convertible into more than 20% of the total number of shares of the Company's common stock, par value $.0001 per share ("Common Stock") issued and outstanding prior to the commencement of such series of transactions;

     2. To consider and act upon a proposed amendment to the Company's Certificate of Incorporation that would: (A) create a new class of Class B Non-Voting Common Stock; (B) redesignate the Corporation's current Common Stock as Class A Common Stock and change each share of existing Common Stock into a share of Class A Common Stock; and (C) increase the authorized capital of the Company to 150,000,000 shares of Common Stock; and

     3. To consider and act upon any other matters that properly may come before the Special Meeting or any adjournment thereof.

     The Company's Board of Directors has fixed the close of business on Wednesday, October 28, 1998 as the record date (the "Record Date") for the determination of shareholders having the right to notice of, and to vote at, the Special Meeting and any adjournment thereof. A list of such shareholders will be available for examination by a shareholder as of the record date for any purpose germane to the meeting during ordinary business hours at the offices of the Company at 1225 Eagle Gate Tower, 60 East South Temple Street, Salt Lake City, Utah 84111, during the 10 business days prior to the Special Meeting.

     You are requested to date, sign and return the enclosed proxy, which is solicited by the Board of Directors of the Company and will be voted as indicated in the accompanying proxy statement. YOUR VOTE IS IMPORTANT. PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. The giving of your proxy as requested hereby will not affect your right to vote in person should you decide to attend the Special Meeting. The return envelope requires no postage if mailed in the United States. If mailed elsewhere, foreign postage must be affixed. Your proxy is revocable at any time before the Special Meeting.

                              By Order of the Board of Directors,



                              Stephen M. Studdert, Chairman

Salt Lake City, Utah
November 13, 1998

                             FONIX/TM/ CORPORATION
                             1225 Eagle Gate Tower
                          60 East South Temple Street
                           Salt Lake City, Utah 84111
                                 (801) 328-0161


                    --------------------------------------
                                PROXY STATEMENT
                    --------------------------------------


                        SPECIAL MEETING OF SHAREHOLDERS

     The enclosed proxy is solicited by the Board of Directors of fonix/TM/ corporation ("fonix/TM/" or the "Company") for use in voting at the special meeting of shareholders (the "Special Meeting") to be held at 600 West Cummings Park, Suite 4500, Woburn, Massachusetts 01801, on Monday, November 30, 1998, at 6:00 p.m., E.S.T., and at any postponement or adjournment thereof, for the purposes set forth in the attached notice. When proxies are properly dated, executed and returned, the shares they represent will be voted at the Special Meeting in accordance with the instructions of the shareholder completing the proxy. If a signed proxy is returned but no specific instructions are given, the shares will be voted:

     1. FOR approval of a series of transactions pursuant to which the Company has issued its Series D 4% Convertible Preferred Stock and Series E 4% Convertible Preferred Stock to 7 institutional investors, which preferred stock may be convertible into more than 20% of the total number of shares of the Company's Common Stock issued and outstanding prior to the commencement of such series of transactions; and

     2. FOR approval of a proposed amendment to the Company's Certificate of Incorporation that would: (A) create a new class of Class B Non-Voting Common Stock; (B) redesignate the Company's current Common Stock as Class A Common Stock and change each share of existing Common Stock into a share of Class A Common Stock; and (C) increase the authorized capital of the Company to 150,000,000 shares of Common Stock.

A SHAREHOLDER GIVING A PROXY HAS THE POWER TO REVOKE IT AT ANY TIME PRIOR TO ITS EXERCISE BY VOTING IN PERSON AT THE SPECIAL MEETING, BY GIVING WRITTEN NOTICE TO THE COMPANY PRIOR TO THE SPECIAL MEETING OR BY GIVING A LATER DATED PROXY.

     The presence at the Special Meeting, in person or by proxy, of the holders of a majority of the Company's Common Stock issued and outstanding and entitled to vote at the Special Meeting is necessary to constitute a quorum to transact business. Each share of Common Stock represented at the Special Meeting in person or by proxy will be counted for purposes of determining whether a quorum is present. In deciding all matters, a holder of Common Stock on the Record Date shall be entitled to cast one vote for each share of Common Stock then registered in such holder's name. Abstentions and broker non-votes will count for purposes of establishing a quorum, but will not count as votes cast for any matter presented for the vote of the shareholders and accordingly will have no effect. Votes cast by shareholders who attend and vote in person or by proxy at the Special Meeting will be counted by inspectors to be appointed by the Company (the Company anticipates that the inspectors will be employees, attorneys or agents of the Company).

     Approval of Proposal No. 1 requires the affirmative vote of a majority of the shares of Common Stock present or represented at the Special Meeting and entitled to vote thereon. Abstentions on this proposal may be specified and will be counted for purposes of determining the number of shares present or represented and entitled to vote thereon. As a result, abstentions will have the same effect as votes against this proposal.

     Approval of Proposal No. 2 requires the affirmative vote of a majority of the shares of Common Stock outstanding and entitled to vote as of the Record Date. Abstentions on this proposal may be specified and will have the same effect as a vote against the proposal.

     The close of business on Wednesday, October 28, 1998, has been fixed as the Record Date for determining the shareholders entitled to notice of, and to vote
at, the Special Meeting.   Each share shall be entitled to one vote on all
matters. As of the Record Date there were 58,586,633 shares of the Company's Common Stock outstanding and entitled to vote. For a description of the principal holders of such stock, see "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT" below.

     This Proxy Statement and the enclosed Proxy are being furnished to shareholders on or about November 13, 1998.

                --------------------------------------------

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of October 30, 1998, the number of shares of Common Stock of the Company beneficially owned by all persons known to be holders of more than 5 percent of the Company's Common Stock and by the executive officers and directors of the Company individually and as a group. Unless indicated otherwise, the address of the shareholder is the Company's principal executive offices, 1225 Eagle Gate Tower, 60 East South Temple Street, Salt Lake City, Utah 84111.

                                                   NUMBER OF
                                                    SHARES
NAME AND ADDRESS OF 5% BENEFICIAL OWNERS,         BENEFICIALLY       PERCENT OF
EXECUTIVE OFFICERS AND DIRECTORS                     OWNED           CLASS/(1)/
-----------------------------------------         ------------       ----------

     Thomas A. Murdock                            25,350,894/(2)/        40.3%
     President, COO and Director

     Alan C. Ashton                               12,329,167/(3)(4)/     19.7%
     5% Beneficial Owner
     c/o Beesmark Investments, L.C.
     261 East 1200 South
     Orem, Utah 84097

     Beesmark Investments, L.C.                   11,729,167/(4)/        19.0%
     5% Beneficial Owner
     261 East 1200 South
     Orem, Utah  84097

     Roger D. Dudley, Executive Vice President    6,818,296/(5)/         10.9%
     and Director

     Stephen M. Studdert, Chairman of the Board   6,817,996/(6)/         10.9%
     Chief Executive Officer

     Joseph Verner Reed, Director                 1,020,000/(7)/          1.6%
     73 Sterling Road
     Greenwich, Connecticut 06831

     Rick D. Nydegger, Director                   400,000                    *
     10217 North Oak Creek Lane
     Highland, Utah 84003

     John A. Oberteuffer, Ph.D.                   180,000                    *
     Voice Information Associates, Inc.
     14 Glen Road South
     Lexington, Massachusetts 02173

     Reginald K. Brack, Director                  226,500/(8)/               *

     Douglas L. Rex, Chief Financial Officer      205,300/(9)/               *

     Officers and Directors as a Group            30,455,287             45.4%
     (9 persons)
------------
       *    Less than 1 percent.

     /(1)/ Percentages rounded to nearest 1/10th of one percent. Except as indicated in the footnotes below, each of the persons listed exercises sole voting and investment power over the shares of the Company's Common Stock listed for each such person in the table.

     /(2)/ Includes 24,046,449 shares of Common Stock deposited in a voting trust (the "Voting Trust") as to which Mr. Murdock is the sole trustee. Persons who have deposited their shares of the Company's Common Stock into the Voting Trust have dividend and liquidation rights in proportion to the number of shares of the Company's Common Stock they have deposited in the Voting Trust, but have no voting rights with respect to such shares. All voting rights associated with the shares deposited into the Voting Trust are exercisable solely and exclusively by the Trustee of the Voting Trust. The Voting Trust expires, unless extended according to its terms, on the earlier of September 30, 1999 or any of the following events: (i) the Trustee terminates it; (ii) the participating shareholders unanimously terminate it; or (iii) the Company is dissolved or liquidated. Although as the sole trustee of the Voting Trust Mr. Murdock exercises the voting rights of all of the shares deposited into the Voting Trust, and accordingly has listed all shares in the Table above, he has no economic or pecuniary interest in any of the shares deposited into the Voting Trust except 3,415,083 shares as to which he directly owns the economic interest, 2,238,700 shares the economic rights as to which are owned by SCC, of which Mr. Murdock is a 1/3 equity owner and 11,400 shares the economic rights as to which are owned by a limited liability company of which Mr. Murdock is a 1/3 equity owner. Also includes 2,813 shares owned directly by Mr. Murdock, 140,232 shares (including shares issuable upon the exercise of options) beneficially owned by members of Mr. Murdock's immediate family and 1,150,000 shares of Common Stock underlying stock options exercisable presently or within 60 days.

     /(3)/ Includes all Common Stock beneficially owned by Beesmark Investments, L.C. ("Beesmark") but only to the extent that Dr. Ashton is one of two managers of Beesmark, and, as such, is deemed to share investment power with respect to shares beneficially owned by Beesmark. Also includes 600,000 shares of Common Stock underlying stock options exercisable by Dr. Ashton presently or within 60 days.

     /(4)/   Beesmark's beneficial ownership includes 166,667 shares of Common
     Stock presently issuable upon the conversion of shares of Series A Preferred Stock. All common shares are deposited into the Voting Trust. The managers of Beesmark are Alan C. Ashton and Karen Ashton. As managers of Beesmark, they each are deemed to share voting control over shares beneficially owned by Beesmark. Mrs. Ashton beneficially owns no shares other those deemed to be owned by her as a control person of Beesmark, and consequently her beneficial ownership is not separately reported.

     /(5)/   Includes (i) 3,415,083 shares owned by Mr. Dudley and deposited into the Voting Trust, (ii) 2,238,700 shares owned by SCC as to which Mr. Dudley shares investment power because of his management position with and 1/3 ownership of SCC, which shares are deposited in the Voting Trust; (iii) 2,813 shares owned directly by Mr. Dudley; (iv) 300 shares owned by Mr. Dudley's minor children; (v) 11,400 shares owned by a limited liability company of which Mr. Dudley is a 1/3 equity owner and that are deposited into the Voting Trust; and (vi) 1,150,000 shares underlying stock options exercisable presently or within 60 days.

     /(6)/   Includes (i) 3,415,083 shares owned by Mr. Studdert and deposited into the Voting Trust, (ii) 2,238,700 shares owned by SCC as to which Mr. Studdert shares investment power because of his management position with and 1/3 ownership of SCC, which shares are deposited in the Voting Trust;
     (iii) 2,813 shares owned directly by Mr. Studdert; (iv) 11,400 shares owned by a limited liability company of which Mr. Studdert is a 1/3 equity owner and which are deposited in the Voting Trust; and (v) 1,150,000 shares underlying stock options exercisable presently or within 60 days.

     /(7)/   Includes 1,000,000 shares of Common Stock underlying presently exercisable stock options.

     /(8)/   Includes 26,000 shares owned directly by Mr. Brack and 500 shares owned by Mr. Brack's son and 200,000 shares underlying options.

     /(9)/   Includes 2,400 shares owned directly by Mr. Rex, 2,400 shares owned by his spouse, 500 shares owned by an entity owned and controlled by him, and 200,000 shares underlying presently exercisable stock options.

                                   PROPOSAL 1

TO APPROVE A SERIES OF TRANSACTIONS PURSUANT TO WHICH THE COMPANY HAS ISSUED ITS SERIES D 4% CONVERTIBLE PREFERRED STOCK AND SERIES E 4% CONVERTIBLE PREFERRED STOCK TO SEVEN INSTITUTIONAL INVESTORS, WHICH PREFERRED STOCK MAY BE CONVERTIBLE INTO MORE THAN 20% OF THE TOTAL NUMBER OF SHARES OF COMMON STOCK ISSUED AND OUTSTANDING PRIOR TO THE COMMENCEMENT OF SUCH SERIES OF TRANSACTIONS.

     BACKGROUND OF TRANSACTIONS

     In March 1998, the Company sold 3,333,333 shares of its Common Stock to 7 institutional investors (the "Investors') for a total of $15,000,000. In connection with the sale of those shares, the investors acquired "reset" rights obligating the Company to issue to them additional shares of Common Stock ("Reset Shares") for no additional consideration if the average market price of the Company's Common Stock for the 60-day period preceding July 27, 1998 did not equal or exceed $5.40 per share. In separate transactions in June and August 1998, certain of the Investors provided $3,000,000 of additional equity financing to the Company, in return for which the Company issued to them 666,667 additional shares of Common Stock.

     Effective as of August 31, 1998, the Company and the Investors entered into a Series D Preferred Stock Purchase Agreement ("Series D Agreement"). Under the Series D Agreement, the Company issued a total of 500,000 shares of its newly authorized Series D 4% Convertible Preferred Stock to 5 of the Investors in return for the payment by them of a total of $10,000,000. Additionally, the Company issued to all of the Investors, pro rata according to the number of shares of Common Stock acquired by them in the March 1998 transaction, a total of 608,334 shares of Series D preferred stock in return for their relinquishment of their contractual right to receive Reset Shares as to the Common Stock acquired in the March 1998 placement. The Company agreed to and did issue a total of 1,390,476 Reset Shares in respect of the $3,000,000 invested in June and August 1998.

     Each share of Series D preferred stock has a "stated" or principal value of $20, on which amount dividends accrue at the rate of 4% per annum and are payable annually or upon conversion in cash or Common Stock at the option of the Company. The Series D preferred stock is convertible into Common Stock at anytime after the earlier of November 29, 1998 or the date the registration statement of which this prospectus is a part is declared effective by the Commission. Holders of Series D preferred stock, however, may not convert during each month more than 25% of the total number of shares of Series D preferred stock originally issued to such holder on a cumulative basis. For example, during the first month a holder may convert up to 25% of the total preferred stock issued to it, and during the following month that same holder may convert, on an aggregate to date basis, up to 50% of the total number of shares of Series D Preferred Stock held by it. Additionally, any holder of Series D preferred stock may convert up to 50% of the number of shares of Series D preferred stock originally issued to it per month, on a cumulative basis, if both of the following conditions are satisfied:

     1. the average daily trading volume of the Company Common Stock is more than 500,000 shares for the 10-trading-day period before the conversion; and

     2. the average per share closing bid price for such 10-trading-day period has not decreased by more than 5% during that 10-trading-day period.

     As of September 30, 1998, the Company and 2 of the Investors entered into a Series E Preferred Stock Purchase and Exchange Agreement ("Series E Agreement"). Under the Series E Agreement, the Company issued a total of 100,000 shares of its newly authorized Series E 4% Convertible Preferred Stock to two of the Investors in return for the payment by them of a total of $2,000,000. Additionally, the Company issued to the purchasers of the Series E preferred stock a total of 150,000 additional shares of Series E preferred stock in exchange for which those purchasers surrendered a total of 150,000 shares of Series D preferred stock.

     Each share of Series E preferred stock has a "stated" or principal value of $20, on which amount dividends accrue at the rate of 4% per annum and are payable annually or upon conversion in cash or Common Stock at the option of the Company. The Series E preferred stock is convertible, in whole or in part, into Common Stock at anytime after its issuance.

     Each share of Series D and Series E preferred stock is convertible into that number of shares of Common Stock as is determined by dividing $20 by the lesser of any of the following (at the option of the converting holder):

     1.   $3.50, or

     2.   the lesser of

          o 110% of the average per share closing bid prices for the 15 trading days immediately preceding August 31, 1998 (for Series D) or September 30, 1998 (for Series E); or

          o 90% of the average of the 3 lowest per share closing bid prices during the 22 trading days immediately preceding the conversion date.

If the converting holder elects conversion option 1, in addition to the shares of Common Stock issued upon the conversion, the converting holder will receive a warrant to purchase 0.8 shares of Common Stock. Those warrants will have an exercise price that will be 120% of the per share closing bid price of the Common Stock on the date the warrants are issued and will have a 3-year term. Any shares of Series D or Series E preferred stock not converted as of August 31, 2001 will automatically be converted into Common Stock according to whichever of the conversion formulas described above yields the greatest number of shares of Common Stock.

     The Company entered into a registration rights agreement with the purchasers of the Series D and Series E preferred stock under which the Company must register the Common Stock issuable upon conversion of the Series D and Series E preferred stock, payment of stock dividends on the Series D and Series E preferred stock and exercise of any warrants issued upon conversion of the Series D and Series E preferred stock. The Company also covenanted to reserve out of its authorized and unissued shares of Common Stock no less than that number of shares that would be issuable upon the conversion of the Series D and Series E preferred stock and any dividends payable in stock on the preferred stock and the exercise of the warrants, if any.

     NASDAQ SMALLCAP MARKET SHAREHOLDER APPROVAL REQUIREMENT

     Nasdaq SmallCap Market Rule 4310(c)(25)(H), which governs the Company for so long as the Company's Common Stock is quoted on such market, requires shareholder approval for the issuance of shares of Common Stock in a transaction or series of transactions involving, among other types of transactions, the sale or issuance by the issuer of Common Stock (or securities convertible into or exercisable for Common Stock) equal to 20% or more of the Common Stock or 20% or more of the voting power obtained before the issuance for less than the greater of book or market value of the stock.

     The number of shares of Common Stock issuable upon conversion of the Series D and Series E preferred stock as described above, and the exercise of any warrants issued in connection with such conversions, depending upon the market price of the Common Stock at and preceding the time of any conversion, could exceed 20% of the voting power outstanding prior to the sale by the Company of the Series D and Series E preferred stock. In such event, under applicable Nasdaq Stock Market Rules, the approval of the Company's shareholders would be necessary prior to the issuance of the total number of shares of Common Stock issuable upon such conversions.

     In recognition of this possibility and the requirements of the Nasdaq SmallCap Market rule as described above, the Company covenanted as part of both the Series D and Series E Agreements that it would hold the Special Meeting at which the Board of Directors would recommend that the shareholders approve the transactions contemplated by the Series D and Series E Agreements to the extent such transactions could result in the issuance of more than 20% of the Company's voting Common Stock outstanding immediately prior to such series of transactions. Additionally, in connection with the Series D and Series E Agreements, Thomas A. Murdock, an executive officer and director of the Company, and the sole trustee of a voting trust into which is deposited a total of 23,894,949 shares of the Company's Common Stock (as of October 30, 1998), covenanted that he would vote all of the shares of Common Stock deposited into the voting trust in favor of this Proposal.

     The Company's Board of Directors has determined that the consummation of the transactions contemplated by the Series D and Series E Agreements furthered the best interests of the Company and therefore approved such transactions. The Company's Board of Directors now recommends that the Company's shareholders vote to approve the transactions contemplated by those Agreements. Approval by a majority of the votes cast by the holders of shares entitled to vote thereon will be required to approve the proposal.

            THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF PROPOSAL 1

                          ____________________________

                                 PROPOSAL NO. 2

PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO AUTHORIZE CLASS B COMMON STOCK, TO REDESIGNATE THE COMPANY'S EXISTING COMMON STOCK AS CLASS A COMMON STOCK, AND TO INCREASE THE AUTHORIZED CAPITAL OF THE COMPANY TO 150,000,000 SHARES OF COMMON STOCK, PAR VALUE $.0001 PER SHARE

     The Company's Board of Directors has approved and recommends to the shareholders the adoption of an amendment to Article Fourth of the Company's Certificate of Incorporation (the "Amendment"). The amended Article Fourth would (a) increase the number of shares of Common Stock that the Company is authorized to issue from 100,000,000 shares to 150,000,000, (b) redesignate the existing Common Stock as Class A Common Stock, and (c) authorize the issuance of 1,985,000 shares of new Class B Common Stock. The text of Article Fourth, as proposed to be amended, is attached as Exhibit A. The summary of the amended Article Fourth contained herein should be read in conjunction with, and is qualified in its entirety by reference to, the full text of the proposed Article Fourth set forth as Exhibit A.

     BACKGROUND OF THE AMENDMENT

     Increase in Authorized Number of Shares of Common Stock

     As part of the Series D and Series E Agreements, the Company covenanted that it would hold the Special Meeting and seek the Company's shareholders' approval both with respect to the issues described in Proposal 1, above, and to amend the Company's certificate of incorporation to increase the authorized shares of the Company's Common Stock from 100,000,000 shares to 150,000,000 shares.

     As of the date of this Proxy Statement, there are 61,697,747 shares of the Company's Common Stock issued and outstanding. 13,224,000 shares of Common Stock are reserved for issuance pursuant to presently issued and outstanding options, warrants and similar rights. 10,576,000 shares have been set aside for issuance under the Company's existing incentive stock option plans. Depending on the market price for the Company's Common Stock as related to the conversion of the Series D and Series E preferred stock, the Company may have to increase the number of shares of authorized Common Stock in order to recognize the conversions of all of the issued and outstanding shares of Series D and Series E preferred stock.

     Management believes that, in addition to complying with the Company's contractual obligations as set forth in the Series D and Series E Agreements, this amendment would benefit the Company by providing greater flexibility to the Board of Directors to issue additional equity securities, for example, to raise additional capital, to facilitate possible future acquisitions and to provide stock-related employee benefits.

     If the amendment is approved at the Special Meeting, generally, no shareholder approval would be necessary for the issuance of all or any portion of the additional shares of Common Stock unless required by law or any rules or regulations to which the Company is subject. However, as long as the Common Stock is quoted for trading on the Nasdaq SmallCap Market, the flexibility that this amendment would provide the Board of Directors will be limited by the rules of such market which, as presently in effect, would generally require shareholder approval for the issuance of Common Stock when: (i) a stock option or purchase plan is to be established or other arrangements made pursuant to which Common Stock may be acquired by directors or officers, except for warrants or rights issued generally to security holders of the Company or broadly-based plans or arrangements including other employees; (ii) the issuance would result in a change in control of the Company; (iii) the stock or assets of another company are acquired if any director, officer or substantial shareholder of the Company has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the company or assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of Common Stock, or securities convertible into or exercisable for Common Stock, could result in an increase in outstanding common shares or voting power of 5% or more; or where, due to the present or potential issuance of Common Stock, or securities convertible into or exercisable for Common Stock, other than a public offering for cash: (A) the Common Stock has or will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of stock or securities convertible into or exercisable for Common Stock; or (B) the number of shares of Common Stock to be issued is or will be equal to or in excess of 20% of the number of shares of Common Stock outstanding before the issuance of the stock or securities; or (iv) in connection with a transaction other than a public offering involving: (1) the sale or issuance by the issuer of Common Stock (or securities convertible into or exercisable for Common Stock) at a price less than the greater of book or market value which together with sales by officers, directors or substantial shareholders of the company equals 20% or more of Common Stock or 20% or more of the voting power outstanding before the issuance; or (2) the sale or issuance by the company of Common Stock (or securities convertible into or exercisable Common Stock) equal to 20% or more of the Common Stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.

     To date during 1998, the Company has acquired two companies that have technologies complementary to the Company's core voice recognition and related technologies. The purchase prices for those acquisitions was paid, in part, through the issuance of the Company's Common Stock, and in part, through cash received from private sales of the Company's Common Stock or securities convertible into the Company's Common Stock. The Company has identified other companies with complementary technologies with which the Company is negotiating acquisition transactions. Consequently, the Company anticipates that it will issue additional shares of Common Stock from time to time in order to finance additional acquisitions and to obtain additional operating capital.

     Depending upon the consideration per share received by the Company for any subsequent issuance of Common Stock, such issuance could have a dilutive effect on those shareholders who paid a higher consideration per share for their stock. Also, future issuances of Common Stock will increase the number of outstanding shares, thereby decreasing the percentage ownership in the Company (for voting, distributions and all other purposes) represented by existing shares of Common Stock. The availability for issuance of the additional shares of Common Stock may be viewed as having the effect of discouraging an unsolicited attempt by another person or entity to acquire control of the Company. Although the Board of Directors has no present intention of doing so, the Company's authorized but unissued Common Stock could be issued in one or more transactions that would make a takeover of the Company more difficult or costly, and therefore less likely. The Company is not aware of any person or entity who is seeking to acquire control of the Company. Holders of Common Stock do not have any preemptive rights to acquire any additional securities issued by the Company.

     Authorization of Class B Common Stock

     On July 31, 1998, the Company entered into an Agreement and Plan of Merger by and among the Company, ASI Acquisition Corporation, a wholly-owned subsidiary of the Company, and Articulate Systems, Inc. The merger (the "ASI Merger") closed on September 2, 1998. At closing, the parties executed Amendment No. 1 to Agreement and Plan of Merger ("Amendment No. 1"). Under Amendment No. 1, and in order for the ASI Merger to constitute a tax-free reorganization within the meaning of Section 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended, the Company agreed to issue 1,985,000 additional shares of Common Stock
as consideration for the ASI Merger ("Exchange Shares").   The parties further
agreed, however, that such additional number of shares would be issued to an escrow agent following the closing of the ASI Merger and could be exchanged at any time during the 90 day period following the closing for an equal number of shares of the Company's Class B Non-Voting Common Stock, subject to the approval by the Company's shareholders of the authorization of such class of Common Stock at the Special Meeting.

     SUMMARY OF THE TERMS OF THE CLASS B NON-VOTING COMMON STOCK (AS COMPARED TO CLASS A)

     Voting Rights

     Except as otherwise provided by law, the holders of the redesignated Class A Common Stock will have full voting rights and powers to vote on all matters submitted to shareholders of the Company for vote, consent or approval, and each holder of Class A Common Stock shall be entitled to one vote for each share of Class A Common Stock held of record by such holder. Except as otherwise provided by law, the holders of Class B Common Stock shall have no right to vote on any matter submitted to shareholders of the Company for vote, consent or approval, and the Class B Common Stock shall not be included in determining the number of shares voting or entitled to vote on such matters.

     Dividend, Liquidation  and Other Rights of Common Stock.

     Except as specifically otherwise provided in the Amendment, all shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges, including without limitation, the payment of dividends and rights upon dissolution and liquidation of the Company. The Company shall not subdivide or combine any shares of Common Stock, or pay any dividend or retire any share or make any other distribution on any share of Common Stock or accord any other payment, benefit or preference to any share of Common Stock, except by extending such subdivision, combination, distribution, payment, benefit or preference equally to all shares of Common Stock. If dividends are declared which are payable in shares of Common Stock, such dividends shall be payable in shares of Class A Common Stock to holders of Class A Common Stock and in shares of Class B Common Stock to holders of Class B Common Stock. Subject to the rights of the holders of the Company's preferred stock, the holders of Common Stock will be entitled to dividends out of funds legally available therefor, when declared by the Board of Directors in respect of Common Stock, and, upon any liquidation of the Company, to share ratably in the assets of the Company available for distribution to the holders of Common Stock.

     Redemption

     Except as otherwise provided by law, the Company shall have no right or
obligation to redeem the Class A Common Stock.   At any time after September 2,
2003, the Company shall have the right, exercisable at any time, to redeem from funds legally available therefor all or any portion of the then outstanding shares of Class B Common Stock at a per share price equal to the "Redemption Price"; provided that such redemption is made on a pro rata basis with respect to all holders of Class B Common Stock. "Redemption Price" shall be (i) during the period between September 2, 2003 and that date 60 days thereafter, $2.75 per share of Class B Common Stock redeemed, and (ii) at any time after the 61st day following September 2, 2003, the closing bid price per share of the Class A Common Stock.

     Effectiveness

     Upon the filing of the Amendment with the Delaware Secretary of State, each outstanding share of Common Stock, will be reclassified as and changed into one share of Class A Common Stock. Shareholders do not need to, and are requested not to, submit their certificates representing Common Stock for reissuance as Class A Common Stock. Outstanding certificates representing shares of Common Stock will be deemed to represent Class A Common Stock following the effective date of the Amendment, assuming shareholder approval. Certificates of Class A Common Stock will be issued in the normal course as transfers occur. Assuming the Company's shareholders approve the Amendment, the Company will exchange the Exchange Shares, and shall issue the Class B Common Stock, pro rata, to the former shareholders of Articulate Systems, Inc. If the Company's shareholders do not approve the amendment to the certificate of incorporation set forth above, the escrow pursuant to which the Exchange Shares are held will expire, and the Exchange Shares shall be distributed, pro rata, to the former shareholders of Articulate Systems, Inc.

     Adoption of the proposal to approve the Amendment requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock on the Record Date. If approved by the shareholders, the increase in the number of authorized shares will become effective upon the filing with the Secretary of State of the State of Delaware of a Certificate of Amendment to the Certificate of Incorporation setting forth such increase.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2

                    ________________________________________

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors of the Company does not intend to present and has not been informed that any other person intends to present a matter for action at the Special Meeting other than as set forth herein and in the Notice of the Special Meeting. If any other matter properly comes before the meeting, it is intended that the holders of proxies will act in accordance with their best judgment.

     The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. In addition to the solicitation of proxies by mail, certain of the officers and employees of the Company, without extra compensation, may solicit proxies personally or by telephone, and, if deemed necessary, third party solicitation agents may be engaged by the Company to solicit proxies by means of telephone, facsimile or telegram, although no such third party has been engaged by the Company as of the date hereof. The Company will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting materials to the beneficial owners of Common Stock held of record and will reimburse such persons for forwarding such material. The cost of this solicitation of proxies will be borne by the Company.

                    ----------------------------------------

                             SHAREHOLDER PROPOSALS

     Any shareholder proposal intended to be considered for inclusion in the proxy statement for presentation in connection with the 1999 Annual Meeting of Shareholders must be received by the Company by December 31, 1998. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. The Company suggests that any such request be submitted by certified mail - return receipt requested. The Board of Directors will review any proposal which is received by December 31, 1998, and determine whether it is a proper proposal to present to the 1999 Annual Meeting.

     The enclosed Proxy is furnished for you to specify your choices with respect to the matters referred to in the accompanying notice and described in this Proxy Statement. If you wish to vote in accordance with the Board's recommendations, merely sign, date and return the Proxy in the enclosed envelope which requires no postage if mailed in the United States. A prompt return of your Proxy will be appreciated.


                                         By Order of the Board of Directors


                                         Stephen M. Studdert, Chairman



Salt Lake City, Utah
November 13, 1998

                                   Exhibit A

The text of the proposed amendment is as follows:

"FOURTH: The total number of shares of stock which the Company shall have authority to issue is ONE HUNDRED FIFTY MILLION (150,000,000) shares of Common Stock and TWENTY MILLION (20,000,000) shares of Preferred Stock. All shares of stock authorized hereunder shall have a par value of 1/100th of one cent ($.0001) per share.

      A.  Common Stock.  The Common Stock shall be of two classes, each without
          ------------
     cumulative voting rights and without any preemptive rights, which classes shall be designated as Class A Common Stock and Class B Common Stock.

          1.  Dividend and Other Rights of Common Stock.
              -----------------------------------------

              a.  Ratable Treatment.   Except as specifically otherwise
                  -----------------
          provided herein, all shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges. The Company shall not subdivide or combine any shares of Common Stock, or pay any dividend or retire any share or make any other distribution on any share of Common Stock or accord any other payment, benefit or preference to any share of Common Stock, except by extending such subdivision, combination, distribution, payment, benefit or preference equally to all shares of Common Stock. If dividends are declared which are payable in shares of Common Stock, such dividends shall be payable in shares of Class A Common Stock to holders of Class A Common Stock and in shares of Class B Common Stock to holders of Class B Common Stock.

              b.  Dividends.  Subject to the rights of the holders of
                  ---------
          Preferred Stock, the holders of Common Stock shall be entitled to dividends out of funds legally available therefor, when declared by the Board of Directors in respect of Common Stock, and, upon any liquidation of the Company, to share ratably in the assets of the Company available for distribution to the holders of Common Stock.

          2.  Voting Rights of Common Stock.
              -----------------------------

              a.  Class A Common Stock.  Except as otherwise provided by
                  --------------------
          law, the holders of Class A Common Stock shall have full voting rights and powers to vote on all matters submitted to stockholders of the Company for vote, consent or approval, and each holder of Class A Common Stock shall be entitled to one vote for each share of Class A Common Stock held of record by such holder.

              b.  Class B Common Stock.  Except as otherwise provided by
                  --------------------
          law, the holders of Class B Common Stock shall have no right to vote on any matter submitted to stockholders of the Company for vote, consent or approval, and the Class B Common Stock shall not be included in determining the number of shares voting or entitled to vote on such matters.

          3.  Redemption.
              ----------

              a.  Class A Common Stock.  Except as otherwise provided by
                  --------------------
          law, the Company shall have no right or obligation to redeem the Class A Common Stock.

              b.  Class B Common Stock.  At any time after September 2,
                  --------------------
          2003, the Company shall have the right, exercisable at any time, to redeem from funds legally available therefor all or any portion of the then outstanding shares of Class B Common Stock at a per share price equal to the Redemption Price (as herein defined); provided that such redemption is made on a pro rata basis with respect to all holders of Class B Common Stock. Any redemption of the Class B Common Stock shall be effected by the delivery of a notice to each holder of Class B Common Stock, which notice shall indicate the number of shares of Class B Common Stock of each holder to be redeemed and the date that such redemption is to be effected, which shall be the date (the "Redemption Date") which is five (5) business days after the date such notice is delivered. All redeemed shares of Class B Common Stock shall cease to be outstanding and shall have the status of authorized but undesignated stock, but may not be reissued as Class B Common Stock. The entire Redemption Price payable to any holder shall be paid in cash by the Redemption Date.

               c.  Definitions.
                   -----------

                         (i) "Redemption Price" shall be (i) during the period
                              ----------------
               between September 2, 2003 and that date sixty (60) days thereafter, two and 75/100 dollars ($2.75) per share of Class B Common Stock redeemed, and (ii) at any time after the sixty-first
               (61st) day following September 2, 2003, the Fair Market Value (as defined herein) of the Class A Common Stock on the Redemption Date.

                         (ii) "Fair Market Value" shall mean, on any particular
                               -----------------
               date (a) the closing bid price per share of the Class A Common Stock on the last trading day immediately prior to such date on the Nasdaq SmallCap Market or other principal stock exchange or quotation system on which the Class A Common Stock is then listed or quoted or if there is no such price on such date, then the closing bid price on such exchange or quotation system on the date nearest preceding such date, or (b) if the Class A Common Stock is not listed then on the Nasdaq SmallCap Market or any stock exchange or quotation system, the closing bid price for a share of Class A Common Stock in the over-the-counter market, as reported by the Nasdaq Stock Market or in the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices at the close of business on such date, or (c) if the Class A Common Stock is not then reported by the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices, then the average of the "Pink Sheet" quotes for the relevant conversion period, as determined in good faith by the holder, or (d) if the Class A Common Stock is not then publicly traded the fair market value of a share of Class A Common Stock as determined by an appraiser selected in good faith by the Company.

     B.  Preferred Stock.  The Preferred Stock shall be issued from time to
         ---------------
time in one or more series, with such distinctive serial designations as shall be stated and expressed in the resolution or resolutions providing for the issuance of such shares as are from time to time adopted by the Board of Directors. In such resolution or resolutions providing for the issuance of shares of each particular series of Preferred Stock, the Board of Directors is expressly authorized, without further vote or action of the stockholders of the Company and to the fullest extent allowed under Delaware law, to fix the rights, preferences, privileges, and restrictions of such series of Preferred Stock, including the annual rate or rates of dividends for the particular series and whether such dividends shall be cumulative or noncumulative; the redemption price or prices for the particular series; the rights, if any, of holders of the shares of the particular series to convert the same into shares of any other series or class or other securities of the Company or any other corporation, with any provisions for the subsequent adjustment of such conversion rights; the voting rights; anti-dilution rights; terms of redemption (including sinking fund provisions); the number of shares constituting any series, and the designation of such series; and to classify or reclassify any unissued Preferred Stock by fixing or altering from time to time any of the foregoing rights, privileges and qualifications. If pursuant to this Article FOURTH, the Company's Board of Directors shall authorize the issuance of any class or series of Preferred Stock, (i) such class or series of Preferred Stock may be granted the right to elect one or more of the Company's directors, as the Board of Directors shall prescribe, and said directors shall have voting rights identical to the other directors of the Company and shall serve until such time as their successors are elected or until the class or series of Preferred Stock entitled to elect them shall cease to be outstanding; and (ii) such class or series of Preferred Stock may be granted preemptive rights to acquire additional issues of such Preferred Stock or any other class or series of stock issued by the Company."

PROXY

                               FONIX CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Thomas A. Murdock and Roger D. Dudley and each of them as Proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of Common Stock of the Company held of record by the undersigned at the Special Meeting of Shareholders to be held at 600 West Cummings Park, Suite 4500, Woburn, Massachusetts, 01801, on Monday, November 30, 1998, at 6:00 p.m., E.S.T., or at any adjournment thereof.

1. To approve a series of transactions pursuant to which the Company has issued its Series D 4% Convertible Preferred Stock and Series E 4% Convertible Preferred Stock to seven institutional investors, which preferred stock may be convertible into in excess of 20% of the total number of shares of Common Stock issued and outstanding prior to the commencement of such series of transactions.

     FOR      AGAINST       ABSTAIN
     / /       / /           / /


2. To consider and act upon a proposed amendment to the Company's Certificate of Incorporation that would: (A) create a new class of Class B Non-Voting Common Stock; (B) redesignate the Corporation's current Common Stock as Class A Common Stock and change each share of existing Common Stock into a share of Class A Common Stock; and (C) increase the authorized capital of the Company to 150,000,000 shares of Common Stock, par value $.0001 per share.

     FOR       AGAINST      ABSTAIN
     / /        / /          / /


3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 and 2.

Please sign and Date this Proxy Where Shown Below and Return it Promptly:


Date:   _____________________________, 1998
Signed:

SIGNATURE(S)
________________________________________________________________________________
______________________________________________________________

PLEASE SIGN ABOVE EXACTLY AS THE SHARES ARE ISSUED. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, AS EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.